Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Media	Investor Relations
	Karen Pineman	Carl Hymans
	G.S. Schwartz & Co.	G.S. Schwartz & Co.
	212.725.4500	212.725.4500
	kpineman@schwartz.com	carlh@schwartz.com

Unexpected positive finding expands potential for
Quigley QR333 drug for Diabetic Neuropathy

Findings suggest possible disease modification

Doylestown, PA (April 30, 2009) Quigley Pharma Inc., www.quigleyco.com,  a wholly-owned subsidiary of The Quigley Corporation (NASDAQ: QGLY) announced today that their recently completed Phase 2 double-blinded, placebo-controlled, clinical trial of diabetic peripheral neuropathy, demonstrated a significant improvement in two key measures of distal sensory nerve function in the group treated with QR333.  The compound was applied topically to the feet of subjects suffering from painful diabetic neuropathy and over the course of 12 weeks, it significantly improved both maximal conduction velocity (p=0.05) and compound sensory amplitude (p=0.05) in the sural nerve.  These are well established, validated and objective electrophysiologic measures of the onset and progression of diabetic nerve damage.  The mean improvement in nerve conduction velocity was 1.5 m/sec, which exceeds the change considered by thought leaders to be “clinically meaningful” in clinical studies.  The sural nerve carries sensation from the feet and its pathology is the fundamental cause of foot pain and ultimately foot ulcers and amputation in some diabetic subjects.

The positive findings were detected in compliant patients (approximately 50% of the original intent to treat population) who had measurable nerve activity at both the beginning and end of the study.  A more conservative analysis involving approximately 65% of the randomized subjects showed a strong, but non-significant, trend toward benefit for the QR333 treated group. Other nerves evaluated for safety purposes were unaffected.  The electrophysiology testing was done as a safety measure and was of interest because of the topical application of the study drug to the area of the sural nerve.

These findings necessitate a change in the potential outlook for this investigational new drug. The Diabetic Peripheral Neuropathy market has significant unmet need for rational, mechanism-based drugs.  These clinically significant findings suggest disease modification in this (12 week) phase II (b) study.  The Company is aware that this is a finding in a subset of the patient population.

Since the observations obtained from the study relate to positive effect on nerve functioning, we may, in the future, be focusing on a broader therapeutic area.

About The Quigley Corporation
The Quigley Corporation (NASDAQ: QGLY, http://www.Quigleyco.com) is a diversified natural health medical science company.   Its Cold Remedy segment is a leading marketer and manufacturer of the COLD-EEZE® family of lozenges, gums and sugar free tablets clinically proven to cut the common cold nearly in half.  COLD-EEZE customers include leading national wholesalers and distributors, as well as independent and chain food, drug and mass merchandise stores and pharmacies.   The Quigley Corporation has several wholly owned subsidiaries; Quigley Manufacturing Inc. consists of an FDA approved facility to manufacture COLD- EEZE® lozenges as well as fulfill other contract manufacturing opportunities. Quigley Pharma Inc. (http://www.QuigleyPharma.com) conducts research in order to develop and commercialize a pipeline of patented botanical and naturally derived potential prescription drugs.

Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risk, uncertainties and other factors that may cause the Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement. Factors that impact such forward-looking statements include, among others, changes in worldwide general economic conditions, changes in interest rates, government regulations, and worldwide competition.

Important Additional Information
The Quigley Corporation (“Quigley” or the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on April 2, 2009 in connection with the 2009 Annual Meeting of Stockholders and began the process of mailing the definitive proxy statement and a WHITE proxy card to stockholders. The Company’s stockholders are strongly advised to read Quigley’s proxy statement as it contains important information. Stockholders may obtain an additional copy of Quigley’s definitive proxy statement and any other documents filed by the Company with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at http://www.amstock.com/Proxy Services/ViewMaterial.asp?Co Number=07814. In addition, copies of the Company’s proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at quigley@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Quigley’s stockholders is available in Quigley’s definitive proxy statement filed with SEC on April 2, 2009.